Exhibit 99.1

THE WENDY’S COMPANY REPORTS SECOND QUARTER 2020 RESULTS

Dublin, Ohio (August 5, 2020) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the second quarter ended June 28, 2020 and provided an update on the impact of the COVID-19 pandemic on the Company’s business.

“I continue to be extremely proud of, and humbled by, the tireless efforts and dedication from our employees, franchisees and supplier partners across the globe as we successfully manage through COVID-19,” President and Chief Executive Officer Todd Penegor said. “Our business and restaurant economic model continue to show incredible resilience as we build momentum with U.S. same-restaurant sales accelerating to high-single digit growth in July, driven by the continued strength of our breakfast and digital businesses. We remain focused on our goal of delivering efficient, accelerated growth behind our three major long-term growth pillars: building our breakfast daypart, growing our digital business, and expanding our International footprint. We have positioned ourselves to manage through future challenges and ultimately emerge as a stronger Wendy’s® brand. I’m more confident than ever that we will achieve our vision of becoming the world’s most thriving and beloved restaurant brand.”

Second Quarter 2020 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Second Quarter		Year-to-Date
	2020	2019	2020	2019
Systemwide Sales Growth(1)
U.S.	(4.0)%	2.5%	(1.6)%	2.5%
International(2)	(24.5)%	10.4%	(12.4)%	10.3%
Global	(6.2)%	3.3%	(2.7)%	3.3%

Same-Restaurant Sales Growth(1)
U.S.	(4.4)%	1.3%	(2.3)%	1.3%
International(2)	(18.4)%	3.9%	(10.1)%	3.3%
Global	(5.8)%	1.6%	(3.1)%	1.5%

Restaurant Openings
U.S. - Total / Net	19 / 1	19 / 2	46 / 10	44 / 3
International - Total / Net	3 / 0	9 / 7	17 / 8	27 / 5
Global - Total / Net	22 / 1	28 / 9	63 / 18	71 / 8

Systemwide Sales (In US$ Millions)(3)
U.S.	$2,403	$2,503	$4,744	$4,821
International(2)	$220	$301	$493	$574
Global	$2,624	$2,804	$5,237	$5,395

Global Reimaging Completion Percentage			61%	53%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Venezuela and Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Second Quarter			Year-to-Date
	2020	2019	B / (W)	2020	2019	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$402.3	$435.3	(7.6)%	$807.3	$843.9	(4.3)%
Adjusted Revenues(1)	$324.2	$348.7	(7.0)%	$650.6	$676.8	(3.9)%
Company-Operated Restaurant Margin	14.4%	16.5%	(2.1)%	12.2%	15.8%	(3.6)%
General and Administrative Expense	$48.6	$50.8	4.3%	$100.2	$100.1	(0.1)%
Operating Profit	$60.7	$80.6	(24.7)%	$109.4	$146.8	(25.5)%
Net Income	$24.9	$32.4	(23.1)%	$39.3	$64.3	(38.9)%
Adjusted EBITDA	$97.4	$117.8	(17.3)%	$186.8	$219.5	(14.9)%
Reported Diluted Earnings Per Share	$0.11	$0.14	(21.4)%	$0.17	$0.27	(37.0)%
Adjusted Earnings Per Share	$0.12	$0.18	(33.3)%	$0.21	$0.32	(34.4)%
Cash Flows from Operations				$30.6	$154.1	(80.1)%
Capital Expenditures				$(29.4)	$(25.5)	(15.3)%
Free Cash Flow(2)				$12.7	$125.3	(89.9)%

(1) Total revenues less advertising funds revenue.

(2) Cash flows from operations minus capital expenditures and the impact of our advertising funds.

Second Quarter Financial Highlights

Revenues and Adjusted Revenues

The decrease in revenues and adjusted revenues was primarily driven by lower sales at Company-operated restaurants and a decrease in franchisee royalty revenue. These declines were driven by lower same-restaurant sales as a result of the COVID-19 pandemic, partially offset by the positive impact of the Company’s new breakfast daypart in the U.S.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of customer count declines as a result of the COVID-19 pandemic and labor rate increases, which included the previously disclosed recognition pay where the Company increased pay to all restaurant level employees by 10% during April and May. This was partially offset by a higher average check, labor efficiencies, and other dining room closure related efficiencies.

General and Administrative Expense

The decrease in general and administrative expense was primarily due to lower travel related expenses as a result of reduced travel related to the COVID-19 pandemic.

Operating Profit

The decrease in operating profit resulted primarily from a decrease in Company-operated restaurant margin, lower franchise royalty revenue and fees, and a decrease in net rental income.

Net Income

The decrease in net income resulted from a decrease in operating profit, partially offset by the benefit of rolling over a loss on early extinguishment of debt that the Company incurred as part of its debt refinancing in the second quarter of 2019.

Adjusted EBITDA

The decrease in adjusted EBITDA resulted primarily from a decrease in Company-operated restaurant margin, lower franchise royalty revenue and fees, a decrease in net rental income and an incremental Company investment in breakfast advertising of approximately $2.2 million.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share resulted primarily from a decrease in adjusted EBITDA.

Year to Date Free Cash Flow

The decrease in free cash flow resulted from a decrease in net cash provided by operating activities which was driven primarily by the previously disclosed extension of payment terms for royalties beginning in April 2020 for a three month period, lower net income, the settlement of the financial institutions case, and a higher incentive compensation payout for the 2019 fiscal period paid in 2020. Excluding the $24.7 million payment related to the settlement of the financial institutions case, free cash flow would have been approximately $37.4 million.

COVID-19 Update

Same-Restaurant Sales for the Fiscal Months of:

	April	May	June	July
U.S.	(14.0)%	(1.9)%	5.1%	8.2%
International	(28.3)%	(15.7)%	(10.7)%	n/a*

Global	(15.3)%	(3.3)%	3.4%	n/a*

* International sales are on a one-week lag and are therefore not yet available for the month of July.

•	Breakfast in the U.S. performed very strongly in the second quarter at approximately 8% of U.S. systemwide sales.

•	U.S. digital sales in the second quarter were approximately 5% of U.S. systemwide sales, up from approximately 2.5% in fiscal 2019.

Percent of Operating Restaurants (as of 8/2/20)

	# of Total Restaurants	Percent Operating
U.S.	5,869	99%
International	945	90%

Global	6,814	98%

•

The Company expects to continue its Wendy’s system restaurant and dining room reopening process through a phased approach in accordance with federal, state and local guidance, with customer and team member safety as its top priority. Dining rooms are re-opening at each restaurant-owner’s discretion, subject to applicable regulatory restrictions.

•	Restaurants that remain closed in the U.S. are primarily due to their locations (e.g., unique sites such as malls).

•	Restaurants that remain closed Internationally are primarily due to country-wide closure mandates.

Collections of Royalty, Advertising Contributions and Rent Payments

As previously announced, earlier this year, the Company extended payment terms for royalties and national marketing funds and also offered to defer base rent payments on properties owned by the Company and leased to franchisees by 50% to alleviate cash flow pressures as a result of the COVID-19 pandemic. These payments have now started to be collected and, as of the date of this release, the Company has not experienced any material collection issues.

Additional COVID-19 Information and Updates on the Company’s Square Deal Blog

The information and updates provided in this release related to COVID-19 are made as of the date and time of this release. Additional updates, if any, may be posted to the Company’s Square DealTM blog at www.squaredealblog.com. Given the fluid nature of this situation, information may change quickly, and the Company does not undertake a duty to update this information to reflect changes.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 5 cents per share, payable on September 15, 2020, to shareholders of record as of September 1, 2020. The number of common shares outstanding as of July 29, 2020 was 223.8 million.

Share Repurchases

The Company intends to resume share repurchases in 2020 to effectively manage dilution, subject to market conditions and prevailing economic factors. In addition, the Company’s Board of Directors has approved an extension of its existing $100 million share repurchase authorization by one year, which now expires in February 2022. As of the date of this release, approximately $85.5 million remains available under the Company’s existing share repurchase authorization.

Company Repays $120 Million Outstanding On Its Securitized Revolving Financing Facility

In July 2020, the Company repaid the $120 million outstanding balance on its revolving financing facility of Variable Funding Senior Secured Notes that it had drawn down in March 2020 in response to the COVID-19 pandemic. In addition, as previously announced in June, the Company has added an additional $100 million of revolving financing capacity through a new Securitized Variable Funding Senior Secured Notes facility. As a result of these actions, the Company now has $250 million of capacity within its Securitized revolving financing facilities, none of which is currently drawn down as borrowings.

Outlook

As previously announced, due to the current unprecedented global market and economic conditions, the Company withdrew its outlook for the 2020 fiscal year that was issued on February 26, 2020 and its 2021-2024 long-term outlook that was provided at its Investor day in October 2019. The Company intends to provide an updated financial outlook when it can reasonably estimate the impact of the COVID-19 pandemic and changing market conditions.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, August 5

The Company will host a conference call on Wednesday, August 5 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (866) 211-4759 for domestic callers and (647) 689-6752 for international callers. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements regarding the impacts that the novel coronavirus (COVID-19) pandemic may have on our future operations and financial condition. Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (2) the impact of competition, including from outside the quick-service restaurant industry; (3) changes in consumer tastes and preferences, unemployment and discretionary consumer spending; (4) prevailing conditions and disruptions in the national and global economies, including areas with a high concentration of Wendy’s restaurants; (5) food safety events, including instances of food-borne illness, involving Wendy’s, its supply chain or other food service companies; (6) the success of the Company’s operating, promotional, marketing or new product development initiatives, including risks associated with its entry into the breakfast daypart across the U.S. system; (7) the Company’s ability to achieve its growth strategy through net new restaurant development, including the availability of suitable locations and terms, and the success of its Image Activation program, including the ability of reimaged restaurants to positively affect sales; (8) changes in commodity and other operating costs, including supply, distribution and labor costs; (9) the Company’s ability to attract and retain qualified restaurant personnel; (10) shortages or interruptions in the supply or distribution of food or other products and other risks associated with the Company’s independent supply chain purchasing co-op; (11) consumer concerns regarding the nutritional aspects of the Company’s products; (12) the effects of disease outbreaks, epidemics or pandemics; (13) the effects of negative publicity that can occur from socially relevant issues or the increased use of social media; (14) risks associated with the Company’s international operations, including its ability to achieve its international growth strategy; (15) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (16) the Company’s dependence on computer systems and information technology, including risks associated with the failure, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (17) risks associated with the realignment and reinvestment of resources in the Company’s IT organization to accelerate growth; (18) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (19) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest or other catastrophic events; (20) the availability and cost of insurance; (21) the Company’s ability to protect its intellectual property; (22) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (23) compliance with legal or regulatory requirements, the impact of legal or regulatory proceedings and risks associated with an increased focus on environmental, social and governance issues; (24) risks associated with leasing and owning significant amounts of real estate, including a decline in the value of the Company’s real estate assets or liability for environmental matters; (25) the effects of charges for impairment of goodwill or other long-lived assets; (26) risks associated with the Company’s securitized financing facility and other debt agreements, including its overall debt levels and ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants and restrictions on the Company’s ability to raise additional capital; (27) the availability, terms and deployment of capital, including the amount and timing of equity and debt repurchases; and (28) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees and effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items as detailed in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,800 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit

www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Senior Director - Corporate Communications & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Month Periods Ended June 28, 2020 and June 30, 2019

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2020	2019	2020	2019
Revenues:
Sales	$164,217	$181,050	$331,015	$348,747
Franchise royalty revenue and fees	103,120	109,125	204,825	211,078
Franchise rental income	56,857	58,561	114,713	117,013
Advertising funds revenue	78,112	86,612	156,713	167,093

	402,306	435,348	807,266	843,931

Costs and expenses:
Cost of sales	140,626	151,092	290,625	293,671
Franchise support and other costs	5,454	4,066	13,467	10,084
Franchise rental expense	31,297	28,027	60,598	60,478
Advertising funds expense	81,317	88,667	161,305	169,148
General and administrative	48,592	50,784	100,231	100,097
Depreciation and amortization	34,714	31,484	65,760	64,669
System optimization gains, net	(1,987)	(110)	(2,310)	(122)
Reorganization and realignment costs	2,911	3,570	6,821	4,368
Impairment of long-lived assets	117	198	4,704	1,684
Other operating income, net	(1,396)	(3,003)	(3,328)	(6,985)

	341,645	354,775	697,873	697,092

Operating profit	60,661	80,573	109,393	146,839
Interest expense, net	(29,085)	(29,931)	(57,610)	(59,013)
Loss on early extinguishment of debt	—	(7,150)	—	(7,150)
Other (expense) income, net	(144)	2,247	932	4,947

Income before income taxes	31,432	45,739	52,715	85,623
Provision for income taxes	(6,528)	(13,353)	(13,370)	(21,343)

Net income	$24,904	$32,386	$39,345	$64,280

Net income per share:
Basic	$.11	$.14	$.18	$.28
Diluted	.11	.14	.17	.27

Number of shares used to calculate basic income per share	223,123	231,029	223,329	230,807

Number of shares used to calculate diluted income per share	227,174	236,093	227,591	235,993

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 28, 2020 and December 29, 2019

(In Thousands Except Par Value)

(Unaudited)

	June 28, 2020	December 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$338,002	$300,195
Restricted cash	30,606	34,539
Accounts and notes receivable, net	134,519	117,461
Inventories	4,411	3,891
Prepaid expenses and other current assets	36,003	15,585
Advertising funds restricted assets	154,367	82,376

Total current assets	697,908	554,047
Properties	934,980	977,000
Finance lease assets	201,418	200,144
Operating lease assets	839,276	857,199
Goodwill	749,080	755,911
Other intangible assets	1,234,065	1,247,212
Investments	42,592	45,949
Net investment in sales-type and direct financing leases	258,798	256,606
Other assets	112,239	100,461

Total assets	$5,070,356	$4,994,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	146,769	22,750
Current portion of finance lease liabilities	10,552	11,005
Current portion of operating lease liabilities	44,246	43,775
Accounts payable	20,597	22,701
Accrued expenses and other current liabilities	113,209	165,272
Advertising funds restricted liabilities	157,262	84,195

Total current liabilities	492,635	349,698
Long-term debt	2,238,705	2,257,561
Long-term finance lease liabilities	489,340	480,847
Long-term operating lease liabilities	880,745	897,737
Deferred income taxes	271,490	270,759
Deferred franchise fees	89,384	91,790
Other liabilities	124,074	129,778

Total liabilities	4,586,373	4,478,170
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 223,749 and 224,889 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,892,699	2,874,001
Retained earnings	187,086	185,725
Common stock held in treasury, at cost; 246,675 and 245,535 shares, respectively	(2,580,658)	(2,536,581)
Accumulated other comprehensive loss	(62,186)	(53,828)

Total stockholders’ equity	483,983	516,359

Total liabilities and stockholders’ equity	$5,070,356	$4,994,529

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Month Periods Ended June 28, 2020 and June 30, 2019

(In Thousands)

(Unaudited)

	Six Months Ended
	2020	2019
Cash flows from operating activities:
Net income	$39,345	$64,280
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,760	64,669
Share-based compensation	9,326	10,008
Impairment of long-lived assets	4,704	1,684
Deferred income tax	1,920	3,422
Non-cash rental expense, net	12,251	11,519
Change in operating lease liabilities	(19,233)	(20,983)
Net receipt of deferred vendor incentives	7,728	5,312
System optimization gains, net	(2,310)	(122)
Distributions received from joint ventures, net of equity in earnings	1,262	2,099
Long-term debt-related activities, net	3,141	10,799
Changes in operating assets and liabilities and other, net	(93,332)	1,373

Net cash provided by operating activities	30,562	154,060

Cash flows from investing activities:
Capital expenditures	(29,402)	(25,484)
Acquisitions	—	(5,052)
Dispositions	4,320	1,240
Proceeds from sale of investments	—	130
Notes receivable, net	138	(750)

Net cash used in investing activities	(24,944)	(29,916)

Cash flows from financing activities:
Proceeds from long-term debt	153,315	850,000
Repayments of long-term debt	(24,271)	(877,876)
Repayments of finance lease liabilities	(3,707)	(3,521)
Deferred financing costs	(2,122)	(14,008)
Repurchases of common stock	(45,137)	(50,781)
Dividends	(37,974)	(46,193)
Proceeds from stock option exercises	11,865	19,160
Payments related to tax withholding for share-based compensation	(3,704)	(6,957)

Net cash provided by (used in) financing activities	48,265	(130,176)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	53,883	(6,032)
Effect of exchange rate changes on cash	(3,132)	3,866

Net increase (decrease) in cash, cash equivalents and restricted cash	50,751	(2,166)
Cash, cash equivalents and restricted cash at beginning of period	358,707	486,512

Cash, cash equivalents and restricted cash at end of period	$409,458	$484,346

Supplemental non-cash investing and financing activities:
Capital expenditures included in accounts payable	$6,082	$5,398
Finance leases	12,962	23,534

	June 28, 2020	December 29, 2019
Reconciliation of cash, cash equivalents and restricted cash at end of period:
Cash and cash equivalents	$338,002	$300,195
Restricted cash	30,606	34,539
Restricted cash, included in Advertising funds restricted assets	40,850	23,973

Total cash, cash equivalents and restricted cash	$409,458	$358,707

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Six Month Periods Ended June 28, 2020 and June 30, 2019

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	2020	2019	2020	2019
Net income	$24,904	$32,386	$39,345	$64,280
Provision for income taxes	6,528	13,353	13,370	21,343

Income before income taxes	31,432	45,739	52,715	85,623
Other expense (income), net	144	(2,247)	(932)	(4,947)
Loss on early extinguishment of debt	—	7,150	—	7,150
Interest expense, net	29,085	29,931	57,610	59,013

Operating profit	60,661	80,573	109,393	146,839
Plus (less):
Advertising funds revenue	(78,112)	(86,612)	(156,713)	(167,093)
Advertising funds expense (a)	79,132	88,667	159,120	169,148
Depreciation and amortization	34,714	31,484	65,760	64,669
System optimization gains, net	(1,987)	(110)	(2,310)	(122)
Reorganization and realignment costs	2,911	3,570	6,821	4,368
Impairment of long-lived assets	117	198	4,704	1,684

Adjusted EBITDA	$97,436	$117,770	$186,775	$219,493

Revenues	$402,306	$435,348	$807,266	$843,931
Less:
Advertising funds revenue	(78,112)	(86,612)	(156,713)	(167,093)

Adjusted revenues	$324,194	$348,736	$650,553	$676,838

(a)	For the three and six months ended June 28, 2020, excludes advertising funds expense of $2,185 related to the expected Company funding of incremental advertising during 2020.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Six Month Periods Ended June 28, 2020 and June 30, 2019

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2020	2019	2020	2019
Net income	$24,904	$32,386	$39,345	$64,280

Plus (less):
Advertising funds revenue	(78,112)	(86,612)	(156,713)	(167,093)
Advertising funds expense (a)	79,132	88,667	159,120	169,148
System optimization gains, net	(1,987)	(110)	(2,310)	(122)
Reorganization and realignment costs	2,911	3,570	6,821	4,368
Impairment of long-lived assets	117	198	4,704	1,684
Loss on early extinguishment of debt	—	7,150	—	7,150

Total adjustments	2,061	12,863	11,622	15,135
Income tax impact on adjustments (b)	(268)	(2,753)	(3,698)	(3,572)

Total adjustments, net of income taxes	1,793	10,110	7,924	11,563

Adjusted income	$26,697	$42,496	$47,269	$75,843

Diluted earnings per share	$.11	$.14	$.17	$.27
Total adjustments per share, net of income taxes	.01	.04	.04	.05

Adjusted earnings per share	$.12	$.18	$.21	$.32

(a)	For the three and six months ended June 28, 2020, excludes advertising funds expense of $2,185 related to the expected Company funding of incremental advertising during 2020.
(b)

The provision for (benefit from) income taxes on “System optimization gains, net” was $512 and $29 for the three months ended June 28, 2020 and June 30, 2019, respectively, and $(734) and $(211) for the six months ended June 28, 2020 and June 30, 2019, respectively. The benefit from income taxes on all other adjustments (excluding the advertising funds adjustments) was calculated using an effective tax rate of 25.76% and 25.48% for the three months ended June 28, 2020 and June 30, 2019, respectively, and 25.72% and 25.46% for the six months ended June 28, 2020 and June 30, 2019, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Six Month Periods Ended June 28, 2020 and June 30, 2019

(In Thousands)

(Unaudited)

	Six Months Ended
	2020	2019
Net cash provided by operating activities	$30,562	$154,060
Less:
Capital expenditures	(29,402)	(25,484)
Advertising funds impact (a)	11,526	(3,280)

Free cash flow	$12,686	$125,296

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”